EXHIBIT 10.1

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (the “Agreement”) is made and entered into by and between China Grand Resorts, Inc., a Nevada corporation (the “Company”), and Bryan Glass (“Consultant”), dated as of this 6th day of May 2016 (the “Effective Date”).

RECITALS

WHEREAS, the Company desires to engage Consultant to render the services described on Exhibit A and Consultant agrees to provide such advice and services to the Company through a consulting relationship with the Company.

NOW, THEREFORE, in consideration of the mutual obligations specified in this Agreement, the parties agree to the following:

1. Consulting Services Engagement. The Company hereby retains Consultant, and Consultant hereby accepts such retention, to perform consulting services for the Company as set forth herein.

(a) Scope. Consultant shall provide consulting services (“Services”) to the Company as defined in Exhibit A attached hereto.

(b) Performance and Time Commitment. Consultant shall render the Services working at least three full (3) days a week at the Company’s principal place of business, other Company locations, or at other places upon mutual agreement of the parties, and as available on other days remotely. Subject to this Agreement, Company acknowledges that Consultant has other clients.

(c) Professional Standards. The manner and means used by Consultant to perform the Services desired by the Company are in the discretion and supervision of the Chief Executive Officer of the Company. Consultant’s Services, and the results thereof, will be performed with and be the product of the highest degree of professional skill and expertise.

(d) Independent Contractor Status. It is understood and agreed that Consultant is an independent contractor, is not an agent or employee of the Company, and is not authorized to act on behalf of the Company. Consultant agrees not to hold itself out as, or give any person any reason to believe that it is, an employee, agent, or partner of the Company. Consultant’s employees will not be eligible for any employee benefits, nor will the Company make deductions from any amounts payable to Consultant for taxes or insurance. All payroll and employment taxes, insurance, and benefits of Company’s employees shall be the sole responsibility of Consultant. Consultant retains the right to provide services for others during the term of this Agreement and is not required to devote its services exclusively for the Company.

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2. Compensation and Reimbursement.

(a) In consideration of Consultant’s provision of the Services, the Company shall issue to Consultant 30 million shares (“Shares”) of the Company’s common stock.

(b) The Company shall reimburse Consultant for pre-approved expenses actually incurred by Consultant in performing the Services, including but not limited to travel and accommodation expenses, so long as such expenses are reasonable and necessary as determined by the Company. Consultant shall maintain adequate books and records relating to any expenses to be reimbursed and shall submit requests for reimbursement in a timely manner and form acceptable to the Company.

3. Representations and Warranties of Consultant.

(a) Authority. Consultant has all necessary power and authority to execute and deliver this Agreement and to carry render the Services.

(b) No Conflicts. Consultant is not party to any agreement that would conflict with the terms of this Agreement or that would prohibit Consultant from rendering the Services.

(c) Representations with Respect to the Shares.

(i) Purchase for Own Account for Investment. Consultant is acquiring the Shares for Consultant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Consultant has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Consultant has any beneficial ownership of any of the Shares.

(ii) Access to Information. Consultant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Consultant reasonably considers important in making the decision to accept the Shares as compensation for the Services, and Consultant has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

(iii) Acknowledgement of Risks. Consultant is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares; and (iv) the tax consequences of an investment in the Shares. Consultant is capable of evaluating the merits and risks of this investment, has the ability to protect Consultant’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

(iv) Restricted Securities. Consultant acknowledges that the Shares are “restricted securities” as such term is defined under Rule 144 promulgated under the Securities Act and may not be offered for sale. sold, assigned or transferred unless the Shares have been registered pursuant to Section 5 under the Securities Act or unless an exemption from the registration provisions of the Securities Act is available for any such transaction. In connection with any offer, sale, assignment or transfer of the Shares other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof, the Company may require the Consultant to provide to the Company an opinion of counsel selected by the Consultant, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transaction does not require registration thereof under the Securities Act. As a condition of transfer, any such transferee shall execute an agreement in favor of the Company agreeing to be bound by the terms of these transfer restrictions.

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(v) Legend. Consultant agrees to the imprinting, so long as is required by this Section 4.01, of a legend on the certificate(s) or instruments representing any of the Securities substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, GIVEN, TRANSFERRED OR OTHERWISE DISPOSED OF OR ENCUMBERED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4. Confidential Information. During the term of this Agreement and in the course of Consultant’s performance hereunder, Consultant may receive or otherwise be exposed to confidential and proprietary information relating to the Company’s technology, including know-how, data, copyrights, inventions, trade secrets, developments, plans business practices, and strategies. Such confidential and proprietary information of the Company (collectively referred to as “Information”) may include but not be limited to: (i) confidential and proprietary information supplied to Consultant with the legend “Company Confidential” or equivalent; (ii) the Company’s marketing and customer support strategies, financial information, internal organization, employee information, and customer lists; (iii) technology, including, inventions, development efforts, data, software, trade secrets, processes, methods, product and know-how and show-how; (iv) all derivatives, improvements, additions, modifications, and enhancements to any of the above; and (v) information of third parties as to which the Company has an obligation of confidentiality. Consultant acknowledges the confidential nature of the Information and agrees that the Information is the sole, exclusive and valuable property of the Company. Accordingly, Consultant agrees not to reproduce any of the Information without the applicable prior written consent of the Company, not to use the Information except in the performance of this Agreement, and not to disclose all or any part of the Information in any form to any third party, either during or after the term of this Agreement. Upon termination of this Agreement for any reason, including expiration of term, Consultant agrees to cease using and to return to the Company all whole and partial copies and derivatives of the Information, whether in Consultant’s possession or under Consultant’s direct or indirect control.

5. Term of Agreement. This Agreement shall commence as of the date set forth above and shall continue until the completion of the Services; provided, however, that this Agreement may be terminated by either party upon thirty (30) days notice. In the event of termination, Consultant shall cease work immediately after giving or receiving such notice or termination, unless otherwise advised by the Company to continue work during the notice period. Consultant shall return to the Company all Information and other materials belonging to the Company, and shall notify the Company of costs incurred up to the termination date. Sections 3(c), 4, 8, 9 and 10 of this Agreement shall survive any termination of this Agreement.

6. Compliance with Applicable Laws. Consultant warrants that all material supplied and work performed under this Agreement complies with or will comply with all applicable United States and foreign laws and regulations.

7. Assignment; Benefit. This Agreement is for the exclusive services of Consultant and may not be assigned by Consultant or the Company, nor shall it be assignable by operation of law by either party, without the prior written consent of the other party. The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns.

8. Legal and Equitable Remedies. Consultant hereby acknowledges and agrees that in the event of any breach of this Agreement by Consultant, including the actual or threatened disclosure of Information without the prior written consent of the Company, the Company will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Consultant hereby agrees that the Company shall be entitled to specific performance of Consultant’s obligations under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

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9. Governing Law; Severability. This Agreement shall be governed by and construed according to the laws of the State of New York. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect.

10. Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

11. Complete Understanding; Modification. This Agreement, together with its Exhibits, constitutes the final, exclusive and complete understanding and agreement of the Company and Consultant with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by a Company officer.

12. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:	CONSULTANT:

CHINA GRAND RESORTS, INC.	BRYAN GLASS

By: /s/ Bryan Glass	By: /s/ Bryan Glass

Print Name: Bryan Glass	Print Name: Bryan Glass

Title: President

EXHIBIT A

SERVICES

Nature of Services:

General organizational, business affair and business development services, as approved by CEO, including without limitation:

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to identify, negotiate with and consummate, subject to the approval of the board of directors, a business transaction whereby the Company merges with or acquires a development stage or operating company or acquires assets from which the Company may develop a business.

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